EXECUTION COPY

NON-QUALIFIED
STOCK OPTION AGREEMENT

UNDER

LORAL SPACE & COMMUNICATIONS INC.
2005 STOCK INCENTIVE PLAN

THIS AGREEMENT, made as of this 19th day of June, 2006, by and between Loral Space & Communications Inc., a Delaware corporation (the “Company”), and Richard J. Townsend (the “Optionee”).

WHEREAS, the Optionee is employed by or is providing services to the Company or an Affiliate in a key capacity, and the Company desires to afford Optionee the opportunity to acquire the Company’s Common Stock, par value $.01 per share (the “Stock”), so that Optionee may have a direct proprietary interest in the Company’s success;

WHEREAS, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in Company’s 2005 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee have entered into an Employment Agreement dated November 21, 2005, as amended by Amendment No. 1 thereto dated June 19, 2006 (as amended, the “Employment Agreement”); and

WHEREAS, the Company intends to seek shareholder and any other necessary approvals required to amend the Plan to increase the number of shares available for grant thereunder (the “Approvals”).

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, and subject to obtaining the Approvals, the Company hereby grants to the Optionee, during the period commencing on June 14, 2006 (the “Grant Date”) and ending on the date that is seven years from the Grant Date (the “Option Period”), the right and option (the right to purchase any one share of Stock hereunder being an “Option”) to purchase from the Company, at an exercise price of $27.135 per share (the “Option Price”), an aggregate of 20,000 shares of Stock. The Options are not intended to be “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting and Exercisability of Options.

(a) Subject to the terms and conditions set forth herein and provided the Optionee’s employment or service continues, the Options shall vest and become exercisable in accordance with the following schedule:

(i) one-fourth of the Options shall vest and become exercisable on the one-year anniversary of the Grant Date;

(ii) an additional one-fourth of the Options shall vest and become exercisable on the two-year anniversary of the Grant Date;

(iii) an additional one-fourth of the Options shall vest and become exercisable on the three-year anniversary of the Grant Date; and

(iv) the remainder of the Options shall vest and become exercisable on the four-year anniversary of the Grant Date.

provided, however, that no Options shall become exercisable (even though vested) prior to the date on which the Approvals have been obtained and the Options that would have become exercisable prior to the date the Approvals are obtained, but for this prohibition on exercisability prior to the date the Approvals are obtained, shall become exercisable on the date that the Approvals are obtained; and further provided, however, that, except as otherwise set forth in Optionee’s Employment Agreement or in a severance policy of the Company applicable to Optionee, no vesting shall occur following the Optionee’s termination of employment or service with the Company and all Affiliates.

(b) The Options shall vest only as to full shares of Stock rounded down to the nearest full share during the first three vesting dates and all fractions shall be amalgamated and become exercisable on the last vesting date. Except as otherwise stated in this Agreement, the Options shall expire on the seven-year anniversary of the Grant Date.

3. Exercisability following Termination of Employment or Service.

(a) If the Optionee’s employment or service with the Company and all Affiliates is terminated for Cause, or if the Optionee resigns from employment or service with the Company and all Affiliates other than for “Good Reason,” all Options (whether vested or not) shall immediately expire.

(b) If the Optionee’s employment or service with the Company and all Affiliates is terminated by the Company or an Affiliate other than for Cause or the Optionee resigns for “Good Reason,” all Options that are vested at the time of termination will remain outstanding and exercisable (but only to the extent such Options are exercisable at the time of termination) until the earlier of (i) three months following the termination of employment of the Optionee and (ii) the expiration of the Option Period. All Options that are not vested at the time of such termination shall immediately expire upon such termination of employment.

(c) If the Optionee’s employment or service with the Company and all Affiliates terminates on account of the Optionee’s death or Disability, all Options that are vested at the time of such termination will remain outstanding and exercisable (but only to the extent such Options are exercisable at the time of such termination) until the earlier of (i) one year following the termination on account of death or Disability of the Optionee (in the case of death, by the executor or administrator of the estate of the Optionee) and (ii) the expiration of the Option Period. All Options that are not vested at the time of such termination shall immediately expire upon such termination of employment.

4. Method of Exercising Option.

(a) Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. Payment for shares of Stock acquired pursuant to Options shall be made in full, upon exercise of the Options in immediately available funds in United States dollars, by certified or bank cashier’s check or, in the discretion of the Committee, (i) by surrender to the Company of Mature Shares held by the Participant; (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option exercise price; (iii) through a net exercise of the Options whereby the Optionee instructs the Company to withhold that number of shares of Stock having a fair market value equal to the aggregate Option Price of the Options being exercised and deliver to the Optionee the remainder of the shares subject to exercise or (iv) by any other means approved by the Committee. For purposes of this paragraph, the term “Mature Shares” shall mean shares of Stock for which the Optionee has good title, free and clear of all liens and encumbrances, and which the Optionee either (i) has held for at least six months or (ii) has purchased on the open market.

(b) At the time of exercise, (i) the Company shall have the right to withhold from the number of shares of Stock to be issued upon exercise, the minimum number of shares necessary or (ii) at the discretion of the Committee, the Optionee shall be obligated to pay to the Company such amount as the Company deems necessary, in either event, to satisfy its obligation to withhold Federal, state and local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

5. Issuance of Shares. As promptly as practical after receipt by the Company of a written notice of exercise and full payment to the Company of the aggregate Option Price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares of Stock with respect to which Options have been so exercised, or the net number of shares of Stock in the event of an exercise pursuant to Section 4(a)(iii), or to the extent applicable in Section 4(a)(iv), or after application of Section 4(b), or both, and shall deliver to the Optionee (or the Optionee’s estate or beneficiary, if applicable) a certificate or certificates therefore, registered in the name of the Optionee (or such estate or beneficiary).

6. Non-Transferability. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee’s lifetime only by Optionee. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

7. Rights as Stockholder. Neither the Optionee nor a permitted transferee of the Options shall have any rights as a stockholder with respect to any share of Stock covered by the Options until the Optionee or any transferee shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which the Optionee or any transferee shall become the holder of record thereof.

8. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that Optionee will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares of Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

9. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to Optionee at the Optionee’s last known address, as reflected in the Company’s records.

10. Binding Effect. Subject to Section 6 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law thereof.

12. Plan. The terms and provisions of the Plan are incorporated herein by reference; provided, however, that upon an acceleration of vesting of the Options in the event of a Change in Control, as provided in Section 13(a) of the Plan, the Options shall not be exercisable unless the Approvals have been obtained by the time the Change in Control occurs. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. Except as specifically provided herein, in all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

13. Section 409A. The Options are not intended to be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code. It is also intended that (i) the Option Price per share of Stock to be purchased pursuant to any Option will never be less than the “fair market value” (determined in a manner consistent with standards of Section 409A of the Code and the guidance and regulations promulgated thereunder (the “409A Standards”)) of one share of Stock on the date of the grant of the Options, (ii) the transfer or exercise of the Options will be subject to taxation pursuant to Section 83 of the Code and Treas. Reg. §1.83-7; and (iii) no Option will include any feature for the deferral of compensation, other than the deferral of recognition of income until the later of exercise or disposition of the Option under Treas. Reg. §1.83-7, or the time the Stock, acquired pursuant to the exercise of the Option, first becomes substantially vested (as defined in Treas. Reg. §1.83-3(b)). The Company shall indemnify and hold the Optionee harmless, on an after tax basis, for any additional tax (including interest and penalties with respect thereto) that may be imposed on the Optionee by Code Section 409A as a result of the Options being granted subject to the Approvals (the “409A Indemnity”). To the extent that the Options are considered nonqualified deferred compensation subject to Section 409A of the Code, the Company and the Optionee intend for this Agreement to comply with the 409A Standards. The Company reserves the right to amend this Agreement at any time without the Optionee’s consent to cause this Agreement, or any terms of this Agreement, to either comply with or be exempt from Section 409A of the Code and the 409A Standards and, upon any such amendment, the 409A Indemnity shall expire.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LORAL SPACE & COMMUNICATIONS INC.

By: Name: Title:	/s/ Michael B. Targoff Michael B. Targoff Chief Executive Officer

Accepted:

/s/ Richard J. Townsend
Optionee—Richard J. Townsend

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